Exhibit 10.13

Lock-Up Agreement

[                ], 2010

By Facsimile ( )	By Facsimile ( )
Longhai Steel Inc.	Ladenburg Thalmann & Co. Inc.
No. 1 Jingguang Road	4400 Biscayne Blvd
Neiqiu County, Xingtai City	12th Floor
Hebei Province, China 054000	Miami, FL 33137
Attn: Dr. Eberhard Kornotzki	Attn: Nicholas Stergis
CFO	Managing Director, Investment Banking

Re: Lock-Up Agreement

Dear Mr. Kornotzki and Mr. Stergis:

     The undersigned understands that Ladenburg Thalmann & Co. Inc. (the “Underwriter”), proposes to enter into an Underwriting Agreement with Longhai Steel Inc. (the “Company”), providing for the public offering (the “Offering”), by the Underwriter of shares of common stock, $0.0001 par value per share (the “Common Stock”). The undersigned is a holder of Common Stock of the Company as of the date hereof and is an officer, director or holder of 5% or more of the issued and outstanding shares of Common Stock of the Company.

     In consideration of the Underwriter’s agreement to undertake the Offering of the Common Stock on a “firm commitment” basis, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not register, offer, sell, contract to sell or grant any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any warrants to purchase Common Stock (including, without limitation, securities of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of one (1) year after the date of effectiveness or commencement of sales of the public offering.

[Lock-Up Agreement Execution Page Follows]

[Lock-Up Agreement Execution Page]

     The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance upon this Lock-up Agreement. By executing below, the Company acknowledges and agrees that it will take all steps necessary to ensure that the undersigned is not able to effect a transfer in contravention of this Lock-Up Agreement, including, without limitation, causing the Company’s transfer agent to note in its records the foregoing limitations and instructing the transfer agent not to effect any transfer in violation of this Lock-Up Agreement.

Very truly yours,

Name (Print):

Name (Signature):

Longhai Steel Inc. acknowledges and agrees to be bound by the final paragraph of this letter agreement.

Longhai Steel Inc.

By:
Name: Dr. Eberhard Kornotzki
Its: Chief Financial Officer

Ladenburg Thalmann & Co. Inc.

By:
Name: Nicholas Stergis
Its: Managing Director, Investment Banking